SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 24, 2004

                              ALFACELL CORPORATION.
             (Exact name of registrant as specified in its charter)

           Delaware                      0-11088                   22-2369085
(State or other jurisdiction of        (Commission               (IRS Employer
         incorporation)                File Number)              Identification)

               225 Belleville Avenue, Bloomfield, New Jersey 07003 (Address of principal executive offices) (Zip Code)

       (Registrant's telephone number, including area code: (973) 748-8082


     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 7.01 Regulation FD Disclosure

In January 2001, Kuslima Shogen, chief executive officer of Alfacell Corporation (the "Company"), pledged 900,000 shares of her common stock in the Company to Global Aggressive Growth Fund Limited ("Global") to secure a personal loan. In turn, Ms. Shogen entered into an agreement with the Company to loan the net proceeds to the Company.

Pursuant to the agreement with Global, Ms. Shogen made bi-annual payments for interest and principal through early 2004. Several months ago, Ms. Shogen attempted to contact Global in order to payoff the outstanding balance of the loan and seek return of her 900,000 shares. Ms. Shogen, however, was unable to locate Global or any of its representatives. After numerous unsuccessful attempts to reach Global, Ms. Shogen retained independent counsel to help her resolve this issue.

Ms. Shogen's counsel has recently advised her that recovery of her missing shares from Global or any of its directors or officers is unlikely because Global appears to have fraudulently sold the shares and Global may now be defunct. Therefore, Ms. Shogen's beneficial ownership in the Company has been reduced by 900,000 shares. Ms. Shogen has informed the Company that she has engaged her own independent counsel to initiate proceedings against Global and other third parties either to recover monetary damages or to compel those responsible for her loss to repurchase the missing 900,000 shares of the Company in the open market and deliver them to Ms. Shogen.

Please note that given the uncertainties of litigation, it is impossible to predict with any certainty the outcome of such proceedings.

This Form 8-K includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, uncertainties involved in transitioning from concept to product, uncertainties involving the ability of the Company to finance research and development activities, potential challenges to or violations of patents, uncertainties regarding the outcome of clinical trials, the Company's ability to secure necessary approvals from regulatory agencies, dependence upon third-party vendors, and other risks discussed in the Company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this Form 8-K.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2004


                                          By: /s/ Kuslima Shogen
                                              --------------------------
                                              Kuslima Shogen
                                              Chief Executive Officer